UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): April 9, 2008

China Clean Energy Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-126900	87-0700927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Candlewood Drive West Windsor, New Jersey	08550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 799-8921

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Previous Independent Registered Public Accounting Firm

On April 9, 2008, our board of directors approved the dismissal of Michael T. Studer CPA P.C. (“MTS”) as our independent registered public accounting firm. We notified MTS of this decision on April 10, 2008.

MTS’s reports with respect to our financial statements for the fiscal years ended December 31, 2006 and 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During our fiscal years ended December 31, 2006 and 2007 and through April 9, 2008, there have been no disagreements with MTS on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of MTS would have caused MTS to make reference thereto in their reports on the financial statements for such years.

There have been no reportable events, as defined by Item 304(a)(1)(v) of Regulation S-K, during the fiscal years ended December 31, 2006 and 2007 and through April 9, 2008.

We provided MTS with a copy of the above disclosure and requested a letter from MTS stating whether or not MTS agrees with this disclosure. A copy of the letter received by us is attached hereto as Exhibit 16.1.

 New Independent Registered Public Accounting Firm

On April 9, 2008, we appointed Moore Stephens Wurth Frazer and Torbet, LLP (“Moore Stephens”) as our new independent registered public accounting firm, to perform auditing services commencing with the fiscal year ending December 31, 2008.

During the fiscal years ended December 31, 2006 and 2007 and through April 9, 2008, neither we nor anyone acting on our behalf had consulted with Moore Stephens regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from Michael T. Studer CPA P.C., dated April 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CLEAN ENERGY INC.

Dated: April 14, 2008	By:	/s/ Gary Zhao
Name: Gary Zhao
Title: Chief Financial Officer